Exhibit 24.1

POWER-OF-ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND GLOBAL HOLDINGS INC., a Delaware corporation (the “Corporation”), hereby constitutes and appoints WILLIAM A. WULFSOHN, PETER J. GANZ, MICHAEL S. ROE AND JENNIFER I. HENKEL, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of the Corporation: (i) to sign the Registration Statement under the Securities Act of 1933, as amended, on Form S-8 (the “Registration Statement”), any amendments thereto, and all post-effective amendments and supplements to the Registration Statement for the registration of the Corporation’s securities; and (ii) to file the Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated: November 18, 2016

/s/ William A. Wulfsohn	/s/ Vada O. Manager
William A. Wulfsohn	Vada O. Manager
Chairman of the Board, Chief Executive Officer and Director	Director
(Principal Executive Officer)

/s/ J. Kevin Willis	/s/ Barry W. Perry
J. Kevin Willis	Barry W. Perry
Senior Vice President and Chief Financial Officer	Director
(Principal Financial Officer)

/s/ J. William Heitman	/s/ Mark C. Rohr
J. William Heitman	Mark C. Rohr
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Brendan M. Cummins	/s/ George A. Schaefer, Jr.
Brendan M. Cummins	George A. Schaefer, Jr.
Director	Director

/s/ William G. Dempsey	/s/ Janice J. Teal
William G. Dempsey	Janice J. Teal
Director	Director

/s/ Stephen F. Kirk	/s/ Michael J. Ward
Stephen F. Kirk	Michael J. Ward
Director	Director